Exhibit 8.1

MITCHELL SILBERBERG & KNUPP LLP
A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

Andrew E. Katz A Professional Corporation (310) 312-3738 Phone (310) 231-8408 Fax aek@msk.com

December 14, 2006

Via Edgar

UPFC Auto Financing Corporation

421 W. Harwood Road, Suite 110

Hurst, Texas 76054

Re:	UPFC Auto Receivables Trust 2006-B

Dear Ladies and Gentlemen:

We have acted as legal counsel for UPFC Auto Financing Corporation (the “Registrant”), a Texas corporation, in connection with the offering of $250,000,000 Automobile Receivables Backed Notes, Series 2006-B (the “Notes”) issued by UPFC Auto Receivables Trust 2006-B (the “Trust”) pursuant to a prospectus dated November 17, 2006, as supplemented by a prospectus supplement dated December 6, 2006 (the “Base Prospectus” and the “Prospectus Supplement,” respectively, and collectively, the “Prospectus”).

A registration statement (the “Registration Statement”) on Form S-3 (Commission File No. 333-137374), including a related base prospectus and forms of prospectus supplements, relating to the offering and sale of the Notes has been filed with the Securities and Exchange Commission (the “Commission”) for the registration of the Notes under the Securities Act of 1933, as amended (the “Act”), and was declared effective on November 17, 2006.

In rendering the opinion set forth below, we have examined the Prospectus, the Registration Statement (as amended, the “Form S-3”) and such exhibits to the Form S-3 as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have assumed that the issuance of the Notes will be duly authorized by all necessary action and duly executed substantially in the manner described in the Prospectus and the Form S-3. In rendering this opinion, we have relied upon certain representations regarding the underlying facts set forth in the Prospectus and the Form S-3, including the existence, nature and sufficiency of the retail installment contracts and installment loans which shall be held as assets of each Trust, as set forth in certain certificates provided by officers of the Registrant and by officers of United Auto Credit Corporation. The opinion set forth herein is expressly based upon such assumptions and representations and upon the accuracy of those facts so assumed or represented. With respect to the underlying facts, we have made only such factual inquiries as we have deemed appropriate and have not independently verified any facts.

Based upon and subject to the foregoing, and in reliance thereon and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that the

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MITCHELL SILBERBERG & KNUPP LLP

December 14, 2006

information contained in the Prospectus and the Form S-3 under the caption “Material Federal Income Tax Consequences” and the opinions set forth under that caption, to the extent that such information constitutes matters of law or legal conclusions, is correct.

The opinions expressed in this letter are based upon relevant provisions of the Internal Revenue Code of 1986, as amended, the California Revenue and Taxation Code, federal and state income tax regulations, and current interpretations thereof as expressed in court decisions and administrative determinations in effect on this date. All of these provisions, regulations and interpretations are subject to changes which might result in substantial modifications of our opinions, and we do not undertake to advise you of any such modification. We caution that although the opinions expressed in this letter represents our best legal judgment as to such matter, our opinions have no binding effect on the Internal Revenue Service, the California Franchise Tax Board or the courts.

We have expressed no opinion as to other tax issues affecting the Registrant, the purchasers of the Notes or any other participant to the transactions described in the Prospectus and the Form S-3. We expressly refrain from rendering any opinion as to the tax laws of any state (or subdivision thereof) other than California or any foreign country.

IRS CIRCULAR 230: UNDER U.S. TREASURY REGULATIONS, WE ARE REQUIRED TO INFORM YOU THAT ANY TAX ADVICE CONTAINED IN THIS COMMUNICATION (INCLUDING ANY ATTACHMENT) IS NOT INTENDED TO BE USED, AND CANNOT BE USED, TO AVOID PENALTIES IMPOSED UNDER THE INTERNAL REVENUE CODE.

We consent to the filing of this opinion as an exhibit to the Registrant’s current report on Form 8-K dated December 14, 2006 and with, and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

Very truly yours,

/s/ MITCHELL SILBERBERG & KNUPP LLP

MITCHELL SILBERBERG & KNUPP LLP